EXHIBIT 99.1

FOR IMMEDIATE RELEASE                          Contact: Rick Eisenberg
---------------------                                   Eisenberg Communications
                                                        (212) 496-6828


          TELESTONE TECHNOLOGIES FISCAL 2004 INCOME UP 88 PERCENT


NEW YORK, April 1, 2005 - Telestone Technologies Corporation (OTCBB: TESN) today announced that for the fiscal year ended December 31, 2004 it achieved net income, before extraordinary gain, of $4,144,000, or $1.14 per weighted average fully diluted share, representing an 88% increase in net income over 2003.
      Based upon total fully diluted shares as of December 31, 2004, the company's 2004 net income, before extraordinary gain, was $.46 per share.
      Telestone's 2004 revenues were $19,935,000, a 15% increase in revenues over 2003.
      Gross profit margin for 2004 increased to 49% from 47% in 2003. Current assets at December 31, 2004 exceeded $26.4 million, with no long-term liabilities.
      The variance between total fully diluted shares and weighted average fully diluted shares is due primarily to shares and warrants issued as a result of the reverse merger and recapitalization which occurred in August 2004.
      Telestone's revenue growth in 2004 compared to the prior year was primarily the result of increased network optimization capital expenditures by China's two leading wireless operators, China Mobile and China Unicom. Telestone's 2004 revenue growth also resulted from network construction and optimization projects introduced by China Telecom and China Netcom, the PRC's largest fixed-line operators.
      Telestone's 88 % increase in earnings for 2004 was mainly attributable to the 15% revenue growth over 2003, the company's exemption from 2004 income tax pursuant to PRC tax laws covering wholly-owned foreign investment enterprises, and a decrease of 2% in operating costs as a percentage of revenues compared to the prior year period.
      Telestone believes it could derive significant growth in 2005 from the continuing rapid increase in mobile subscribers in the PRC and the accompanying increase in capital expenditures by China Mobile and China Unicom. Telestone also anticipates deriving significant benefit from the expected government approval in China of 3G (Third Generation) high-speed mobile technology, for which the company holds one of the few installation licenses issued to date.
      In 2005, China's 3G network equipment industry and 3G handset industry are both expected to exceed U.S.$60 billion, according to the China Ministry of Information Industry (MII). The MII also estimates that by 2009 40 percent of the nation's projected 500 million-plus mobile subscribers will utilize 3G.
      Telestone Technologies Corporation is a leading provider of wireless technology coverage solutions and equipment to major telecom companies in the People's Republic of China. The company's solutions and equipment are applied in a variety of indoor and outdoor environments including hotels, residential estates, office buildings, airports, exhibition centers, underground stations, highways and tunnels. For additional information, please go to www.telestonetech.com.

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SAFE HARBOR Information in this news release may contain statements about future
expectations,   plans,   prospects  or  performance  of  Telestone  Technologies
Corporation  ("Telestone")  that  constitute   forward-looking   statements  for
purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The words or phrases "can be," "expects," "may affect," "believed," "estimate," "project," and similar words and phrases are intended to identify such forward-looking statements. Telestone cautions you that any forward-looking information provided by or on behalf of Telestone is not a
guarantee  of  future   performance.   Telestone's  actual  results  may  differ
materially from those anticipated in such forward-looking statements as a result of various important factors, some of which are beyond Telestone's control, in addition to those discussed in Telestone's press releases, public filings, and statements by Telestone's management, including, but not limited to, Telestone's estimate of the sufficiency of its existing capital resources, Telestone's ability to raise additional capital to fund future operations, Telestone's ability to repay its existing indebtedness, the uncertainties involved in estimating market opportunities and, in identifying contracts which match Telestone's capability to be awarded contracts. All such forward-looking statements are current only as of the date on which such statements were made.
Telestone   does  not   undertake  any   obligation   to  publicly   update  any
forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Consolidated Statement of Operations
                                                                       Years ended December 31,
                                                                       ------------------------
                                                                             2004          2003
                                                                          US$'000       US$'000
(a) Operating revenues:
    Net sales of equipment                                                 17,722        15,665
    Service income                                                          2,213         1,732
                                                                       ----------    ----------
                                                                           19,935        17,397
                                                                       ----------    ----------
(b) Operating expenses:
    Equipment and services                                                 10,152         9,177
    Sales and marketing                                                     1,908         1,143
    General and administrative                                              3,163         1,056
    Research and development                                                  282           235
    Depreciation and amortization                                             135           133
                                                                       ----------    ----------
Total operating expenses                                                   15,640        11,744
                                                                       ----------    ----------

(i) Operating income                                                        4,295         5,653
Interest expense                                                              (32)          (34)
Other income, net                                                             249           296
                                                                       ----------    ----------

Income before income taxes, minority interest and extraordinary item        4,512         5,915
Income taxes expenses                                                        --           2,048
                                                                       ----------    ----------

Income before minority interest and extraordinary item                      4,512         3,867
Minority interest                                                            (368)       (1,663)
                                                                       ----------    ----------

Income before extraordinary item                                            4,144         2,204
Extraordinary gain                                                          2,773          --
                                                                       ----------    ----------

(ii) Net income                                                             6,917         2,204
                                                                       ==========    ==========
                                                                          US$'000       US$'000

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Earnings per share:

Weighted average number of shares outstanding

Basic                                                                   3,572,459         1,708
                                                                       ==========    ==========

Diluted                                                                 3,643,136         1,708
                                                                       ==========    ==========
Net income per share of common stock

Basic:
    Income before extraordinary gain                                         1.16         1,290
                                                                       ==========    ==========
    Net income                                                               1.94         1,290
                                                                       ==========    ==========
Diluted:
    Income before extraordinary gain                                         1.14         1,290
                                                                       ==========    ==========
    Net income                                                               1.90         1,290
                                                                       ==========    ==========
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